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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 20, 1997



                             UNIHOLDING CORPORATION
     0           ------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware              0-9833              58-1443790
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  96 Spring Street, New York, New York              10012
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (212) 219-9496


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Item 2.  Acquisition or Disposition of Assets.

         The  registrant's  subsidiaries  sold 5% of the shares of Unilabs SA, a
Switzerland corporation ("ULSA") to each of three institutions. More specifically, the registrant's subsidiaries entered into and closed three Share Purchase Agreements dated January 17, February 6 and February 17, 1997 with, respectively, as purchasers, EIBA "Eidgenoessische Bank" Beteiligungs und Finanzgesellschaft (a Swiss bank wholly-owned by Union Bank of Switzerland), Banque Cantonale de Geneve and KK Trust AG. The third Agreement closed on February 20, 1997. [CERTAIN CONFIDENTIAL PORTION OF INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 AND FILED SEPARATELY WITH THE COMMISSION.] As a result of this series of transactions, the Company has sold 15% of the shares of ULSA and the Company now owns approximately 79% of ULSA.

         ULSA and its subsidiaries operate a European clinical laboratory network, including 20 laboratories and 27 specimen collection centers.

         As announced on February 21, 1997, ULSA has retained bankers in connection with a proposed initial public offering in Switzerland that may lead to a listing of ULSA on the Swiss Stock Exchange during the second quarter of 1997. The lead-manager of the proposed initial public offering is Union Bank of Switzerland (the parent of the first purchaser listed above).


























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Item 7.  Financial Statements and Exhibits.

(b)      Pro forma financial information.

         Any pro forma financial  information that would be required pursuant to
         Article 11 of Regulation S-X.


(c)      Exhibits

         (2-1) Share Purchase Agreement between Unilabs Management Co. Ltd, as Seller, and EIBA "Eidgenoessische Bank" Beteiligungs und Finanzgesellschaft, as Purchaser, dated January 17, 1997.

         (2-2) Share Purchase Agreement between Unilabs Group Limited and Unilabs Management Co. Ltd. and Banque Cantonale de Geneve, dated February 6, 1997.

         (2-3)             Share  Purchase   Agreement   between  Unilabs  Group
                           Limited and KK Trust AG., dated February 17, 1997.
































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNIHOLDING CORPORATION
                                       (Registrant)


Date:  March 7, 1997              By: /s/ BRUNO ADAM
                                  ----------------------------
                                  BRUNO ADAM
                                  Chief Financial Officer




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